Exhibit 28 (i)(ii)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of Gabelli 787 Fund, Inc. as filed with the Securities and Exchange Commission on or about February 28, 2018.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

February 28, 2018